AMENDED AND RESTATED

RULE 18f-3 MULTI-CLASS PLAN

COLUMBIA FUNDS SERIES TRUST I

I.	Introduction.

Pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”), this Rule 18f-3 Multi-Class Plan (“Plan”) sets forth the methods for allocating fees and expenses among the classes of shares (“Shares”) in the investment portfolios (the “Funds”) of Columbia Funds Series Trust I (the “Trust”). Among other things, this Plan identifies expenses that may be allocated to a particular class of Shares to the extent that they are actually incurred in a different amount by the class or relate to a different kind or degree of services provided to the class. In addition, this Plan sets forth the maximum initial sales charges (or “loads”), contingent deferred sales charges, maximum distribution fees, maximum shareholder servicing fees, maximum shareholder administration fees, conversion features, exchange privileges, other shareholder policies and services and transfer agency fees, if any, applicable or allocated to each class of Shares of the Trust.

The Trust is an open-end series investment company registered under the 1940 Act, the Shares of which are registered on Form N-1A under the Securities Act of 1933. The Trust offers multiple classes of Shares in its Funds pursuant to the provisions of Rule 18f-3 and this Plan. Each Fund is authorized to issue shares of such classes described below as Columbia Management Investment Distributors, Inc. may from time to time determine.

II.	Allocation of Expenses.

1. Except as otherwise set forth herein or as may from time to time be specifically approved by the board of trustees of the Trust (the Trustees), all expenses of each Fund shall be allocated proportionately among the classes of such Fund pro rata based on the relative net assets of each class. Pursuant to Rule 18f-3, the Trust shall allocate to each class of Shares in a Fund any fees and expenses incurred by the Trust in connection with the distribution and/or the provision of shareholder services to holders of such class of Shares under any distribution plan, shareholder servicing plan and/or plan administration agreement (a “Distribution/Shareholder Servicing Plan”).

2. In addition, pursuant to Rule 18f-3, the Trust may allocate to a particular class of Shares the following fees and expenses, if any, but only to the extent they relate to (as defined below) the particular class of Shares:

(i)	transfer agency fees and expenses identified by the Trust’s transfer agent or officers as being fees and expenses that relate to such class of Shares (see paragraph 7 below);

(ii)	printing and postage expenses of preparing and distributing materials such as shareholder reports, prospectuses, reports and proxies to current shareholders of such class of Shares or to regulatory agencies that relate to such class of Shares;

(iii)	blue sky registration or qualification fees that relate to such class of Shares;

(iv)	Securities and Exchange Commission registration fees that relate to such class of Shares;

(v)	expenses of administrative personnel and services (including, but not limited to, those of a portfolio accountant, custodian or dividend paying agent charged with calculating net asset values and determining or paying distributions) as required to support the shareholders of such class of Shares;

(vi)	litigation or other legal expenses that relate to such class of Shares;

(vii)	fees of the Trustees of the Trust incurred as a result of issues that relate to such class of Shares;

(viii)	independent accountants’ fees that relate to such class of Shares; and

(ix)	any other fees and expenses that relate to such class of Shares.

Notwithstanding the foregoing, the Trust may not allocate advisory or custodial fees or other expenses related to the management of a Fund’s assets to a particular class, except that the Trust may cause a class to pay a different advisory fee to the extent that any difference in amount paid is the result of the application of the same performance fee provisions, if any, in the advisory contract of the Fund to the different investment performance of each class.

3. For all purposes under this Plan, fees and expenses that “relate to” a class of Shares are those fees and expenses that are actually incurred in a different amount by the class or that relate to a different kind or degree of services provided to the class. The officers of the Trust shall have the authority to determine, to the extent permitted by applicable law or regulation and/or U.S. Securities and Exchange Commission guidance, whether any or all of the fees and expenses described in paragraph 2 above should be allocated to a particular class of Shares. The Treasurer, any Deputy or Assistant Treasurer, or another appropriate officer of the Trust shall periodically or as frequently as requested by the independent Trustees report to the Board of Trustees regarding any such allocations.

4. For all purposes under this Plan, “Daily Dividend Fund” means any Fund that has a policy of declaring distributions of net investment income daily, including any money market fund that determines net asset value using the amortized cost method permitted by Rule 2a-7 under the 1940 Act.

5. Income and any expenses of Daily Dividend Funds that are not allocated to a particular class of any such Fund pursuant to this Plan shall be allocated to each class of the Fund on the basis of the net assets of that class in relation to the net assets of the Fund, excluding the value of subscriptions receivable (the “Settled Shares Method”).

Realized and unrealized capital gains and losses of Daily Dividend Funds that are not allocated to a particular class of any such Fund pursuant to this Plan shall be allocated to each class of the Fund on the basis of the net assets of that class in relation to the net assets of the Fund (the “Relative Net Assets Method”).

6. Income, realized and unrealized capital gains and losses, and any expenses of Funds that are not Daily Dividend Funds that are not allocated to a particular class of any such Fund pursuant to this Plan shall be allocated to each class of the Fund on the Relative Net Assets Method.

7. Transfer agency costs vary among classes, and are calculated separately for each of (a) Institutional Class 3 Shares (formerly Class Y Shares), (b) Class K and Institutional Class 2 Class Shares (formerly Class R5 Shares), and (c) all other classes of Shares. Shares of each Class pay an annual fee set forth in the transfer agency agreement in effect from time to time and an allocable share of reimbursable out-of-pocket expenses, with the allocation among the classes based on the number of open accounts. Shares of each Class (other than Institutional 3 Class Shares) pay sub-transfer agency fees as set forth in the transfer agency agreement in effect from time to time.

8. In certain cases, a Fund service provider may waive or reimburse all or a portion of the expenses of a specific class of Shares of the Fund. The applicable service provider shall report to the Board of Trustees regarding any such waivers or reimbursements, including why they are consistent with the fair and equitable treatment of shareholders of all classes.

III.	Class Arrangements.

The following summarizes the maximum initial sales charges, contingent deferred sales charges, maximum distribution fees, maximum shareholder servicing fees, maximum plan administration and/or shareholder administration fees, if any, conversion features, exchange privileges and other shareholder service fees, if any, applicable or allocated to each class of Shares of the Trust. Additional details regarding such fees and services are set forth in the relevant Fund’s (or Funds’) current prospectus(es) and statement of additional information.

1.	Class A Shares

A.	Maximum Initial Sales Charge:

(i)	Equity Funds (including certain asset allocation and balanced Funds, as set forth in a Fund’s then-current prospectus(es)) (other than Columbia U.S. Treasury Index Fund): maximum of 5.75%.

(ii)	Columbia U.S. Treasury Index Fund, Multi-Manager Alternative Strategies Fund, Multi-Manager Directional Alternative Strategies Fund, Multi-Manager Growth Strategies Fund, Multi-Manager Small Cap Equity Strategies Fund and Multi-Manager Total Return Bond Strategies Fund: no initial sales load.

(iii)	Fixed income Funds (other than fixed income Funds listed below): maximum of 4.75%.

(iv)	Columbia AMT-Free Connecticut Intermediate Muni Bond Fund, Columbia AMT-Free Intermediate Muni Bond Fund, Columbia AMT-Free Massachusetts Intermediate Muni Bond Fund, Columbia AMT-Free New York Intermediate Muni Bond Fund, Columbia AMT-Free Oregon Intermediate Muni Bond Fund, Columbia California Tax-Exempt Fund, Columbia High Yield Municipal Fund, Columbia Intermediate Bond Fund, Columbia New York Tax-Exempt Fund, Columbia Tax-Exempt Fund and Columbia U.S. Social Bond Fund: maximum of 3.00%.

B.	Maximum Contingent Deferred Sales Charge:

(i)	1.00% for equity and fixed income Funds (other than fixed income Funds listed below).

(ii)	0.75% for Columbia AMT-Free Connecticut Intermediate Muni Bond Fund, Columbia AMT-Free Intermediate Muni Bond Fund, Columbia AMT-Free Massachusetts Intermediate Muni Bond Fund, Columbia AMT-Free New York Intermediate Muni Bond Fund, Columbia AMT-Free Oregon Intermediate Muni Bond Fund, Columbia California Tax-Exempt Fund, Columbia High Yield Municipal Fund, Columbia Intermediate Bond Fund, Columbia New York Tax-Exempt Fund and Columbia Tax-Exempt Fund and for Columbia U.S. Social Bond Fund. (For Class A shares of all Funds except Columbia U.S. Social Bond Fund purchased prior to February 19, 2015, and for Columbia U.S. Social Bond Fund purchased prior to August 8, 2016, the maximum contingent deferred sales charge is 1.00%.)

(iii)	0.00% for Columbia U.S. Treasury Index Fund, Multi-Manager Alternative Strategies Fund, Multi-Manager Directional Alternative Strategies Fund, Multi-Manager Growth Strategies Fund, Multi-Manager Small Cap Equity Strategies Fund and Multi-Manager Total Return Bond Strategies Fund.

C.	Maximum Distribution/Shareholder Servicing Fees: Pursuant to a Distribution/Shareholder Servicing Plan, Class A Shares of each Fund may pay a distribution fee of up to 0.10% and/or a service fee of up to 0.25%, as set forth in the applicable Distribution/Shareholder Servicing Plan; provided, however, that certain Funds pay a distribution and/or servicing fee of up to 0.25%.

D.	Conversion Features/Exchange Privileges: Class A Shares of a Fund shall have such conversion features and exchange privileges, if any, as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Fund. Class A Shares of a Fund may generally be exchanged for Class A Shares of other Funds or funds in the same fund family (“Affiliated Funds”), subject to exceptions described in the then-current prospectuses of the Fund and Affiliated Fund.

E.	Other Shareholder Services: Class A Shares of a Fund shall have such arrangements for shareholder services as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Fund.

2.	Advisor Class (Class Adv) Shares (formerly known as Class R4 Shares)

A.	Initial Sales Charge: None

B.	Contingent Deferred Sales Charge: None

C.	Distribution/Shareholder Servicing Fees: None

D.	Conversion Features/Exchange Privileges: Class Adv Shares of a Fund shall have such conversion features and exchange privileges, if any, as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Fund. Class Adv Shares of a Fund may generally be exchanged for Class Adv Shares of Affiliated Funds, subject to exceptions described in the then-current prospectuses of the Fund and Affiliated Fund.

E.	Other Shareholder Services: Class Adv Shares of a Fund shall have such arrangements for shareholder services as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Fund.

3.	Class C Shares

A.	Initial Sales Charge: None

B.	Maximum Contingent Deferred Sales Charge: 1.00%

C.	Maximum Distribution/Shareholder Servicing Fees: Pursuant to a Distribution/Shareholder Servicing Plan, Class C Shares of each Fund may pay distribution fees of up to 0.75% of the average daily net assets of such Shares and shareholder servicing fees of up to 0.25% of the average daily net assets of such Shares.

D.	Conversion Features/Exchange Privileges: Class C Shares of a Fund shall have such conversion features and exchange privileges, if any, as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Fund. Class C Shares of a Fund may generally be exchanged for Class C Shares of Affiliated Funds, subject to exceptions described in the then-current prospectuses of the Fund and Affiliated Fund.

E.	Other Shareholder Services: Class C Shares of a Fund shall have such arrangements for shareholder services as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Fund.

4.	Class E Shares

A.	Maximum Initial Sales Charge: 4.50%

B.	Maximum Contingent Deferred Sales Charge: 1.00%

C.	Maximum Distribution/Shareholder Servicing Fees: Class E Shares may pay distribution and service fee pursuant to a Distribution/Shareholder Servicing Plan as described in the prospectuses as from time to time in effect. Such distribution and service fees may be in amounts up to, but may not exceed, respectively, 0.10% and 0.25% per annum of the average daily net assets attributable to such class.

D.	Conversion Features/Exchange Privileges: Class E Shares of a Fund shall have such conversion features as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Fund. Class E Shares may not be exchanged for Shares of any other Fund. Class E Shares of a Fund may not be exchanged for shares of an Affiliated Funds, subject to exceptions described in the then-current prospectuses of the Fund and Affiliated Fund.

E.	Other Shareholder Services: Class E Shares of a Fund shall have such arrangements for shareholder services as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Fund.

5.	Institutional Class (Class Inst) Shares (formerly known as Class Z Shares)

A.	Initial Sales Charge: None

B.	Contingent Deferred Sales Charge: None

C.	Distribution/Shareholder Servicing Fees: None

D.	Conversion Features/Exchange Privileges: Class Inst Shares of a Fund shall have such conversion features and exchange privileges, if any, as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Fund. Class Inst Shares of a Fund may generally be exchanged for Class Inst Shares of Affiliated Funds, subject to exceptions described in the then-current prospectuses of the Fund and Affiliated Fund.

E.	Other Shareholder Services: Class Inst Shares of a Fund shall have such arrangements for shareholder services as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Fund.

6.	Institutional 2 Class (Class Inst2) Shares (formerly known as Class R5 Shares)

A.	Initial Sales Charge: None

B.	Contingent Deferred Sales Charge: None

C.	Distribution/Shareholder Servicing Fees: None

D.	Conversion Features/Exchange Privileges: Class Inst2 Shares of a Fund shall have such conversion features and exchange privileges, if any, as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Fund. Class Inst2 Shares of a Fund may generally be exchanged for Class Inst2 Shares of Affiliated Funds, subject to exceptions described in the then-current prospectuses of the Fund and Affiliated Fund.

E.	Other Shareholder Services: Class Inst2 Shares of a Fund shall have such arrangements for shareholder services as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Fund.

7.	Institutional Class 3 (Class Inst3) Shares (formerly known as Class Y Shares)*

A.	Initial Sales Charge: None

B.	Contingent Deferred Sales Charge: None

C.	Distribution/Shareholder Servicing Fees: None

D.	Conversion Features/Exchange Privileges: Class Inst3 Shares of a Fund shall have such conversion features and exchange privileges, if any, as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Fund. Class Inst3 Shares of a Fund may generally be exchanged for Class Inst3 Shares of Affiliated Funds, subject to exceptions described in the then-current prospectuses of the Fund and Affiliated Fund.

E.	Other Shareholder Services: Class Inst3 Shares of a Fund shall have such arrangements for shareholder services as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Fund.

* On March 27, 2017, Class I Shares were exchanged for Class Y Shares (now known as Class Inst3 Shares) in a tax free transaction.

8.	Class K Shares*

A.	Initial Sales Charge: None

B.	Contingent Deferred Sales Charge: None

C.	Distribution/Shareholder Servicing Fees: None

D.	Conversion Features/Exchange Privileges: Class K Shares of a Fund shall have such conversion features and exchange privileges, if any, as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Fund. Class K Shares of a Fund may generally be exchanged for Class K Shares of Affiliated Funds, subject to exceptions described in the then-current prospectuses of the Fund and Affiliated Fund.

E.	Other Shareholder Services: Class K Shares of a Fund shall have such arrangements for shareholder services as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Fund.

F.	Plan Administration Services Fee: Class K Shares pay an annual plan administration services fee for the provision of various administrative, recordkeeping, communication and educational services. The fee for Class K Shares is equal on an annual basis to 0.25% of average daily net assets attributable to such Shares.

*	Class K shares were known as Class R4 shares prior to October 25, 2012. Effective on or about March 9, 2017, Class K shares will not be offered for sale.

9.	Class R Shares

A.	Initial Sales Charge: None

B.	Contingent Deferred Sales Charge: None

C.	Maximum Distribution Fees: Pursuant to a Distribution/Shareholder Servicing Plan, Class R Shares of each Fund may pay distribution fees of up to 0.50% of the average daily net assets of such Shares. Effective April 1, 2017, Class R Shares will no longer pay such distribution fees.

D.	Conversion Features/Exchange Privileges: Class R Shares of a Fund shall have such conversion features and exchange privileges, if any, as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Fund. Class R Shares of a Fund may generally be exchanged for Class R Shares of Affiliated Funds, subject to exceptions described in the then-current prospectuses of the Fund and Affiliated Fund.

E.	Other Shareholder Services: Class R Shares of a Fund shall have such arrangements for shareholder services as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Fund.

10.	Class T Shares*

A.	Maximum Initial Sales Charge Per Transaction: 2.50%

B.	Maximum Contingent Deferred Sales Charge: None

C.	Maximum Distribution/Shareholder Servicing Fees: Pursuant to a Distribution/Shareholder Servicing Plan, Class T Shares may pay distribution and/or shareholder servicing fees of up to 0.25% of the average daily net assets of such Shares.

D.	Conversion Features/Exchange Privileges: Class T Shares of a Fund shall have such conversion features and exchange privileges, if any, as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Fund.

E.	Other Shareholder Services: Class T Shares of a Fund shall have such arrangements for shareholder services as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Fund.

*Prior	to March 27, 2017, Class T Shares were designated Class W Shares.

11.	Class V Shares*

A.	Maximum Initial Sales Load:

i.	For equity Funds: 5.75%

ii.	For fixed-income Funds: 4.75%

B.	Maximum Contingent Deferred Sales Charge: 1.00%

C.	Maximum Distribution/Shareholder Servicing Fees: Pursuant to a Distribution/Shareholder Servicing Plan, Class V Shares of each Fund may pay servicing fees of up to 0.50% for equity Funds and 0.40% for fixed income Funds of the average daily net assets of such Shares.

D.	Conversion Features/Exchange Privileges: Class V Shares of a Fund shall have such conversion features and exchange privileges, if any, as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Fund. Class V Shares of a Fund may generally be exchanged for Class V Shares of Affiliated Funds, subject to exceptions described in the then-current prospectuses of the Fund and Affiliated Fund.

E.	Other Shareholder Services: Class V Shares of a Fund shall have such arrangements for shareholder services as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Fund.

*	Prior to February 24, 2017, Class V Shares were designated Class T Shares.

IV.	Board Review.

The Board of Trustees of the Trust shall review this Plan, including the application of the Relative Net Assets Method and the Settled Shares Method to the Funds, as frequently as it deems necessary. Prior to any material amendment(s) to this Plan, the Board of Trustees of the Trust, including a majority of the Trustees who are not interested persons of the Trust, shall find that the Plan, as proposed to be amended (including any proposed amendments to the method of allocating class and/or Fund expenses), is in the best interests of each class of Shares of the Fund individually and the Fund as a whole. In considering whether to approve any proposed amendment(s) to the Plan, the Board of Trustees of the Trust shall request and evaluate such information as they consider reasonably necessary to evaluate the proposed amendment(s) to the Plan.

Amended and Restated:	As of September 7, 2010

Amended to update Funds and Share Classes:	June 30, 2011

Amended to add Class R shares to Columbia bond Fund	Noember 1, 2012

Amended to authorize each Fund to issue shares of such classes as Columbia Management Investment Distributors, Inc. may from time to time determine	March 14, 2012

Amended to reflect addition of share class and changes to share class features	November 1, 2012

Amended to reflect TA fee changes	November 1, 2014

Amended to reflect 1st breakpoint (3.00%) load change for Columbia Intermediate Bond Fund and the intermediate municipal bond Funds	February 19, 2015

Amended to reflect CDSC change for Class A for Columbia U.S. Social Bond Fund	August 8, 2016

Section II amended to reflect changes to transfer agency fees	January 1, 2017

Amended to reflect the re-designation of Class T and W Shares, the designation of new Class T Shares and other share class changes	January 25, 2017

Amended to reflect changes to Class I	June 14, 2017

Amended to remove references to Class B and Class F following the conversion of all remaining Class B shares to Class A shares and all remaining Class F shares to Class E shares on July 17, 2017	July 18, 2017

Amended and restated to reflect share class renames: Classes R4, R5, Y and Z	November 1, 2017